Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Audiovox Corporation on Form S-8 (Registration Nos. 333-82073, 333-36762, 333-138000, 333-131911, and 333-162569) of our report, dated February 10, 2011, on the consolidated financial statements of Audiovox Specialized Applications, LLC which is included in the Annual Report on Form 10-K of Audiovox Corporation and Subsidiaries for the year ended February 28, 2011.

/s/ MCGLADREY & PULLEN, LLP

Elkhart, Indiana
May 16, 2011